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                                                                     Exibit 99.2


                          NOTICE OF GUARANTEED DELIVERY

                             TO TENDER FOR EXCHANGE
                    9 1/2% SENIOR SUBORDINATED NOTES DUE 2008

                                       OF

                                HADCO CORPORATION

                                   PURSUANT TO
                        PROSPECTUS DATED _______ __, 1998

         This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the offer (the "Exchange Offer") of Hadco Corporation, a Massachusetts corporation (the "Company"), to exchange $1,000 principal amount of its 9 1/2% Senior Subordinated Notes due 2008, which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of the outstanding 9 1/2% Senior Subordinated Notes due 2008 (the "Original Notes") if (a) certificates representing the Original Notes are not immediately available or (b) time will not permit the Original Notes and all other required documents to reach the Exchange Agent on or prior to the Expiration Date or (c) the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by an Eligible Institution (as defined) by mail or hand delivery or transmitted, via facsimile, telegram or telex to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus dated __________ __, 1998 (the "Prospectus").

         THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF ORIGINAL NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF ORIGINAL NOTES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON _________ __, 1998, UNLESS EXTENDED. TENDERS OF 9 1/2% SENIOR SUBORDINATED NOTES DUE 2008 MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

                   The Exchange Agent for the Exchange Offer:

                       STATE STREET BANK AND TRUST COMPANY

                             Facsimile Transmission:
                          (Eligible Institutions Only)
                                  617-664-5290

                              Confirm by Telephone:
                                  617-664-5587

                     By Mail:                                         By Hand/Overnight Delivery:

       State Street Bank and Trust Company                        State Street Bank and Trust Company
             Two International Place                                          61 Broadway
                    4th Floor                                                  15th Floor
                 Boston, MA 02110                                          New York, NY 10006
Attention: Corporate Trust Division/Kellie Mullen          Attention: Corporate Trust Division/Kellie Mullen
               Tel: (617) 664-5587

                              For Information Call:
                                 (617) 664-5587
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         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR
TRANSMISSION VIA FACSIMILE, TELEGRAM OR TELEX, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures."

         Subject to and effective upon acceptance for exchange of the Original Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Original Notes tendered hereby. In the event of a termination of the Exchange Offer, the Original Notes tendered pursuant thereto will be returned to the tendering Original Note holder promptly.

         The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Original Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s)                        Address(es):
or Authorized Signatory:
                                                            --------------------
---------------------------------                           --------------------
---------------------------------                           --------------------
                                                            --------------------

Name(s) of Registered Holder(s):                            Area Code and Telephone No.:

--------------------------------                            --------------------
--------------------------------

Principal Amount of Original Notes Tendered:

------------------------------                              If Original Notes
                                                            will be delivered by
                                                            a book-entry
                                                            transfer, check
                                                            trust company:
Certificate No(s). of Original Notes (if available):

                                                            [ ]     The Depository Trust Company
-------------------------
                                                            Transaction Code No.:
-------------------------                                                       ---------------------
                                                            Depository Account No.:
-------------------------                                                       ---------------------

         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as their name(s) appear(s) on the Original Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

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Capacity:

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Address(es):

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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution") hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Original Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (as defined in the Letter of Transmittal)) and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.



Name of Firm:                                                 ------------------------------------
            --------------------------------                  Authorized Signature

Address:                                                      Name:
           ---------------------------------                       -------------------------------
                                                              Title:
           ---------------------------------                       -------------------------------
Area Code and Telephone No.:                                  Date:

           ---------------------------------                       -------------------------------


DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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